EXHIBIT 21

                     SUBSIDIARIES OF WATKINS-JOHNSON COMPANY

                                                            JURISDICTION OR
                        SUBSIDIARY                          INCORPORATION
                    ------------------                      ---------------
Watkins-Johnson FSC ......................................  Guam
Watkins-Johnson International ............................  California
Watkins-Johnson International Japan, K.K. ................  Japan
Watkins-Johnson International Korea, Limited .............  Korea
Watkins-Johnson International Singapore PTE, Limited  ....  Singapore
Watkins-Johnson International Taiwan .....................  Taiwan
Watkins-Johnson Italiana, S.p.A. .........................  Italy
Watkins-Johnson Europe, Limited ..........................  United Kingdom

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